Exhibit 10.23

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

THIS AMENDED AND RESTATED INDEMNIFICATION AGREEMENT is made and entered into, effective as of                                            , by and between INSIGHT HEALTH SERVICES CORP., a Delaware corporation (“INSIGHT”), and                                              (“INDEMNITEE”) (“Agreement”).

RECITALS

WHEREAS, it is essential for INSIGHT to retain and attract as directors and officers the most capable persons available;

WHEREAS, INDEMNITEE is a director or officer of INSIGHT;

WHEREAS, the Certificate of Incorporation of INSIGHT requires INSIGHT to indemnify its directors and officers to the fullest extent permitted by law, and the INDEMNITEE has been serving and continues to serve as a director or officer of INSIGHT, in part in reliance on the Certificate of Incorporation; and

WHEREAS, in recognition of INDEMNITEE’s need for (i) substantial protection against personal liability based on INDEMNITEE’s reliance on the Certificate of Incorporation, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation will be available to INDEMNITEE (regardless of, among other things, any amendment to the Certificate of Incorporation or any amendment to or revocation of the Bylaws, or any change in the composition of INSIGHT’s Board or any acquisition transaction relating to INSIGHT), and (iii) an inducement to continue to provide effective services to INSIGHT as a director or officer thereof, INSIGHT wishes to provide for the indemnification of INDEMNITEE and to advance expenses to INDEMNITEE to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of INDEMNITEE under INSIGHT’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises contained herein and of INDEMNITEE’s continuing to serve INSIGHT directly or, while a director or officer of INSIGHT, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.01.                        (a)  Affiliate:  any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

(a)  Board:  the Board of Directors of INSIGHT or the Parent, as the case may be.

(b)  Bylaws:  the Bylaws of INSIGHT.

(c)  Change in Control:  the occurrence of any of the following:

(i)  the consummation of any transaction (including, without limitation, any merger or consolidation) (A) prior to a Public Equity Offering by INSIGHT or the Parent, the result of which is that (1) the Parent shall fail to own directly100% of the outstanding capital stock of INSIGHT or (2) the Principals and their Related Parties become the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of less than 50% of the Voting Securities of INSIGHT or the Parent, as the case may be (measured by voting power rather than the number of shares), or (B) after a Public Equity Offering of INSIGHT or the Parent (in either case, the issuer of the stock in the Public Equity Offering being the “IPO Issuer”), the result of which is that (1) if the IPO Issuer is the Parent, the Parent shall fail to own directly 100% of the outstanding capital stock of INSIGHT, (2) the Principals and their Related Parties fail to own beneficially (as defined above), directly or indirectly, at least 35% of the IPO Issuer, or (3) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the beneficial owner (as defined above), directly or indirectly, of a greater percentage of the voting power of the Voting Securities of INSIGHT or the Parent, as the case may be, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties;

(ii)  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of INSIGHT and its Subsidiaries or the Parent and its Subsidiaries, in each case, taken as a whole, to any “person” (as the term is defined in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

(iii)  the first day on which a majority of the members of the Board of INSIGHT or the Parent are not Continuing Directors; or

(iv)  INSIGHT or the Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution.

(d)  Continuing Directors:  shall mean, as of the date of determination, any member of the Board of INSIGHT or the Parent, as the case may be, who (i) was a member of such Board on the date of this Agreement; (ii) was nominated for election or elected to such Board with the approval of the majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or (iii) was nominated by one or more of the Principals and the Related Parties.

(e)  Expense:  includes attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding relating to any Indemnifiable Event.

(f)  Indemnifiable Event:  any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that INDEMNITEE is or was a director or officer of INSIGHT, or while a director or officer, is or was serving at the request of INSIGHT as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by INDEMNITEE in any such capacity.

(g)  Parent:  InSight Health Services Holdings Corp., a Delaware corporation and its successors.

(h)  Person:  any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

(i)  Principals:  J.W. Childs Associates, L.P., J.W. Childs Equity Partners II, L.P., The Halifax Group, L.L.C. and Halifax Capital Partners, L.P. and their Affiliates.

(j)  Public Equity Offering:  an offer and sale of capital stock of INSIGHT or the Parent pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of INSIGHT).

(k)  Related Parties:  shall mean:

(i)  any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(ii)  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% (or more) controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

(l)  Proceeding:  any threatened, pending or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether conducted by INSIGHT or any other party, that INDEMNITEE in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(m)  Reviewing Party:  shall be any one of the following:  (i) the stockholders of INSIGHT, (ii) a quorum of the Board consisting of disinterested directors, or (iii) the special, independent counsel referred to in Section 2.02 hereof.

(n)  Subsidiary:  shall mean with respect to any Person, any Person a majority of the equity ownership or Voting Securities of which is at the time owned, directly or indirectly, by such Person and/or one or more its other Subsidiaries; when used without reference to any particular Person, Subsidiary means a Subsidiary of INSIGHT.

(o)  Voting Securities:  shall mean with respect to any Person, any securities which vote generally in the election of directors, managers or trustees.

ARTICLE II
INDEMNIFICATION

2.01.                        Agreement to Indemnify.

(a)  In the event INDEMNITEE was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, INSIGHT shall indemnify INDEMNITEE to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty (30) days after written request is presented to INSIGHT, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Proceeding and any federal, state, local or foreign taxes imposed on INDEMNITEE as a result of the actual or deemed receipt of any payments under this Agreement.  INSIGHT shall select counsel to defend INDEMNITEE (which defense counsel shall be reasonably satisfactory to INDEMNITEE).  Any written request for indemnification shall include sufficient documentation or information reasonably available to INDEMNITEE to support INDEMNITEE’s claim for indemnification.  The president or secretary or other appropriate officer of INSIGHT shall promptly, upon receipt of INDEMNITEE’s request for indemnification, advise the Board in writing that INDEMNITEE has made such request.  Notwithstanding anything in this Agreement to the contrary and except as provided in Section 2.03, INDEMNITEE shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding initiated by INDEMNITEE against INSIGHT or any director, officer or key employee of INSIGHT, unless INSIGHT has joined in or consented to the initiation of such Proceeding.  If so requested by INDEMNITEE, INSIGHT shall advance (within ten (10) business days of such request) any and all Expenses to INDEMNITEE (an “Expense Advance”); provided, however, that such Expenses shall be advanced only upon delivery to INSIGHT of an undertaking by or on behalf of INDEMNITEE to repay such amount if it is ultimately determined that INDEMNITEE is not entitled to be indemnified by INSIGHT.  Further, no indemnification shall be made for the accounting of profits made from the purchase or sale by INDEMNITEE of any securities of INSIGHT or the Parent within the meaning of Section 16(b) of the Exchange Act or similar provision of any state statutory or common law.

(b)  Notwithstanding the foregoing, (i) the obligations of INSIGHT under Section 2.01(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 2.02 hereof is involved) that INDEMNITEE would not be permitted to be indemnified under applicable law, and (ii) the obligation of INSIGHT to make an Expense Advance pursuant to Section 2.01(a) shall be subject to the condition that if, when and to the extent that the Reviewing Party determines that INDEMNITEE would not be permitted to be so indemnified under applicable law, INSIGHT shall be entitled to be reimbursed by INDEMNITEE (who hereby agrees to reimburse INSIGHT) for all such amounts theretofore paid; provided, however, that if INDEMNITEE has commenced legal proceedings in a court of competent jurisdiction to secure a determination that INDEMNITEE should be indemnified under applicable law, any determination made by the Reviewing Party that INDEMNITEE would not be permitted to be indemnified under applicable law shall not be binding, and INDEMNITEE shall not be required to reimburse INSIGHT for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).  INDEMNITEE’s obligation to reimburse INSIGHT for Expense Advances shall be unsecured and no interest shall be charged thereon.  If there has not been a Change in Control, the Reviewing Party shall be selected by the INSIGHT Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the INSIGHT Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be the special, independent counsel referred to in Section 2.02 hereof.  If there has been no determination by the Reviewing Party within thirty (30) days after written demand is presented to INSIGHT by INDEMNITEE, or if the Reviewing Party determines that INDEMNITEE substantively would not be permitted to be indemnified in whole or in part under applicable law, INDEMNITEE shall have the right to commence litigation, after giving INSIGHT ten (10) days’ prior written notice thereof, in any court in the states of California or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and INSIGHT hereby consents to service of process and to appear in any such proceeding.  Any determination by the Reviewing Party otherwise shall be conclusive and binding on INSIGHT and INDEMNITEE.

2.02.                        Change in Control.  INSIGHT agrees that if there is a Change in Control of INSIGHT (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of INDEMNITEE to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or INSIGHT’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, INSIGHT shall seek legal advice only from special, independent counsel selected by INDEMNITEE and approved by INSIGHT (which approval shall not be unreasonably withheld).  Such special, independent counsel shall not have otherwise performed services for INSIGHT or INDEMNITEE (other than in connection with such matters) within the last five (5) years.  Such special, independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either INSIGHT or INDEMNITEE in an action to determine INDEMNITEE’s rights under this Agreement.  Such counsel, among other things, shall render its written opinion to INSIGHT and INDEMNITEE as to whether and to what extent INDEMNITEE would be permitted to be indemnified under applicable law.  INSIGHT agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special, independent counsel pursuant hereto.

2.03.                        Indemnification for Expenses Incurred in Enforcing this Agreement.  INSIGHT shall indemnify INDEMNITEE against any and all Expenses (including attorneys’ fees) and, if requested by INDEMNITEE, shall (within ten (10) business days of such request) advance such expenses to INDEMNITEE, which are incurred by INDEMNITEE in connection with any claim asserted against or action brought by INDEMNITEE for (i) indemnification or advance payment for Expenses by INSIGHT under this Agreement or any other agreement, or relating to indemnification for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by INSIGHT, regardless of whether INDEMNITEE ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.  Expenses shall be advanced, however, only upon delivery to INSIGHT of an undertaking by or on behalf of INDEMNITEE to repay such amount if it is ultimately determined that INDEMNITEE is not entitled to be indemnified by INSIGHT.

2.04.                        Partial Indemnity.  If INDEMNITEE is entitled under any provision of this Agreement to indemnification by INSIGHT for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Proceeding but not, however, for all of the total amount thereof, INSIGHT shall nevertheless indemnify INDEMNITEE for the portion thereof to which INDEMNITEE is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that INDEMNITEE has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, INDEMNITEE shall be indemnified against all Expenses incurred in connection therewith.

2.05.                        Defense to Indemnification, Burden of Proof and Presumptions.  It shall be a defense to any action brought by INDEMNITEE against INSIGHT to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to INSIGHT) that INDEMNITEE has not met the standard of conduct that makes it permissible under the Delaware General Corporation Law for INSIGHT to indemnify INDEMNITEE for the amount claimed.  In connection with any determination by the Reviewing Party or otherwise as to whether INDEMNITEE is entitled to be indemnified hereunder, the burden of proving such right to indemnification shall be on INDEMNITEE.  Neither the failure of INSIGHT (including the INSIGHT Board, special independent counsel or its stockholders) to have made a determination prior to the commencement of such action by INDEMNITEE that indemnification of INDEMNITEE is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by INSIGHT (including the INSIGHT Board, special, independent counsel or its stockholders) that INDEMNITEE has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that INDEMNITEE has not met the applicable standard of conduct.  For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that INDEMNITEE did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

2.06.                        Non-exclusivity.  The rights of INDEMNITEE hereunder shall be in addition to any other rights INDEMNITEE may have under INSIGHT’s Certificate of Incorporation or Bylaws or the Delaware General Corporation Law or otherwise.  To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under INSIGHT’s Certificate of

Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that INDEMNITEE shall enjoy by this Agreement the greater benefits so afforded by such change.

ARTICLE III
GENERAL PROVISIONS

3.01.                        Liability Insurance.  To the extent INSIGHT maintains an insurance policy or policies providing directors’ and officers’ liability insurance, INDEMNITEE shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer.

3.02.                        Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of INSIGHT or any Affiliate of INSIGHT against INDEMNITEE, INDEMNITEE’s spouse, heirs, executors or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of INSIGHT or its Affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

3.03.                        Amendment of this Agreement.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.  Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

3.04.                        Subrogation.  In the event of payment under this Agreement, INSIGHT shall be subrogated to the extent of such payment to all of the rights of recovery of INDEMNITEE, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable INSIGHT effectively to bring suit to enforce such rights.

3.05.                        No Duplication of Payments.  INSIGHT shall not be liable under this Agreement to make any payment in connection with any claim made against INDEMNITEE to the extent INDEMNITEE has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

3.06.                        Settlement of Claims.  INSIGHT shall not be liable to indemnify INDEMNITEE under this Agreement for any amounts paid in settlement of any action or claim effected without INSIGHT’s written consent.  INSIGHT shall not settle any action or claim in any manner which would impose any penalty or limitation on INDEMNITEE without INDEMNITEE’s written consent.  Neither INSIGHT nor INDEMNITEE will unreasonably withhold their consent to any proposed settlement.  INSIGHT shall not be liable to indemnify INDEMNITEE under this Agreement with regard to any judicial award if INSIGHT was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

3.07.                        Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of INSIGHT), spouses, heirs and personal and legal representatives.  INSIGHT shall require and cause any successor (whether directly or indirectly by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of INSIGHT, by written agreement in form and substance satisfactory to INDEMNITEE, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that INSIGHT would be required to perform if no such succession had taken place.  This Agreement shall continue in effect regardless of whether INDEMNITEE continues to serve as a director or officer of INSIGHT or of any other enterprise at INSIGHT’s request.

3.08.                        Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

3.09.                        Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

3.10.                        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.11.                        Notices.  All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, or deposited with a reputable overnight courier with all charges prepaid, and addressed to INSIGHT at:

InSight Health Services Corp.

26250 Enterprise Court, Suite 100

Lake Forest, California 92630-8405

Attention:  General Counsel

Fax:  (949) 462-3703

and to INDEMNITEE at:

Street Address

City, State, Zip

Notice of change of address shall be effective only when done in accordance with this Section.  All notices complying with this Section shall be deemed to have been received on the date of delivery if personally delivered, one (1) day after deposit with an overnight courier, or on the fourth business day after mailing.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day first above written.

“INSIGHT”
INSIGHT HEALTH SERVICES CORP.

By:

“INDEMNITEE”

[name]